UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 4, 2014

Cole Office & Industrial REIT (CCIT II), Inc.
(Exact Name of Registrant as Specified in Its Charter)

Maryland	333-187470 (1933 Act)	46-2218486
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2325 East Camelback Road, Suite 1100, Phoenix, Arizona 85016
(Address of principal executive offices)
(Zip Code)

(602) 778-8700
(Registrant’s telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement
The information set forth under Item 2.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 1.01 in its entirety.
Freeport McMoRan — Phoenix, AZ — On November 4, 2014, ARCP OFC Phoenix (Central) AZ, LLC, a Delaware limited liability company and a wholly-owned subsidiary of Cole Corporate Income Operating Partnership II, LP (“CCI II OP”), the operating partnership of Cole Office & Industrial REIT (CCIT II), Inc. (the “Company”), entered into an agreement of purchase and sale with CPE Office Owner, LLC, a Delaware limited liability company (the “Seller”), which is not affiliated with the Company, its advisor or affiliates (the “Purchase Agreement”). The Company and its affiliates maintain no material relationships with the Seller or its affiliates, other than in respect of the parties’ entry into the Purchase Agreement. Pursuant to the terms of the Purchase Agreement, CCI II OP purchased eight and one-half floors of a 26-story office building located in Phoenix, Arizona (the “Property”) with approximately 249,000 square feet that is 99% leased to Freeport Minerals Corporation, a New York corporation, for a purchase price of $110.0 million, exclusive of closing costs. The Property was constructed in 2010 and is 100% leased.

Item 2.01	Completion of Acquisition or Disposition of Assets
The information set forth under Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.01.
On November 4, 2014, CCI II OP, through its wholly-owned subsidiary mentioned above, acquired the Property from the Seller. The principal provisions of the lease for the major tenant at the Property are set forth in the following table:

Property	Major Tenant (1)	Total Square Feet Leased	% of Total Rentable Square Feet	Renewal Options (2)	Effective Annual Base Rent (3)	Effective Annual Base Rent per Square Foot (3)	Lease Term (4)
Freeport McMoRan — Phoenix, AZ	Freeport Minerals Corporation	246,490	99%	2/5 yr.	$7,394,700	$30.00	11/4/2014	–	5/16/2015
					$7,887,680	$32.00	5/17/2015	–	5/16/2017
					$8,627,150	$35.00	5/17/2017	–	5/16/2022
					$9,366,620	$38.00	5/17/2022	–	5/16/2027

(1)	Major tenants include those tenants that occupy greater than 10% of the rentable square feet of the respective property.

(2)	Represents the number of renewal options and the term of each option.

(3)
Effective annual base rent and effective annual base rent per square foot include adjustments for rent concessions or abatements, if any. In general, the Company intends for its properties to be subject to long-term triple or double net leases that require the tenants to pay substantially all operating expenses in addition to base rent.

(4)	Represents the lease term beginning with the later of the purchase date or the rent commencement date through the end of the non-cancelable lease term, assuming no renewals are exercised.
The purchase of the Property was funded with proceeds from the Company’s ongoing public offering of common stock and borrowings from the Company’s secured revolving credit facility, as described in the Company’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on July 14, 2014 (the “Credit Facility”). On November 4, 2014, CCI II OP entered into a third modification and accordion increase agreement to the credit agreement with JPMorgan Chase Bank, N.A., as administrative agent and lender, and U.S. Bank National Association and Regions Bank as lenders, in order to add a term loan of $25.0 million, increasing the maximum principal amount of the Credit Facility to $250.0 million (the “Amended Credit Facility”). In connection with the acquisition, CCI II OP borrowed approximately $74.9 million under the Amended Credit Facility. As of November 4, 2014, the borrowing base under the Amended Credit Facility based on the underlying collateral pool for qualified properties and amount outstanding under the Amended Credit Facility was $250.0 million. In connection with the acquisition, the Company expects to pay an affiliate of Cole Corporate Income Advisors II, LLC, its advisor, an acquisition fee of $2.2 million. Other than in respect of the Company’s acquisition of the Property from the Seller pursuant to the Purchase Agreement described above, the Company, its advisor, its directors, its officers and their respective associates and affiliates have no relationship with the Seller and its affiliates.

In evaluating the Property as a potential acquisition, including the determination of an appropriate purchase price to be paid for the Property, the Company considered a variety of factors including: the condition and financial performance of the Property; the terms of the existing leases and the creditworthiness of the tenants; property location, visibility and access; age of the Property, physical condition and curb appeal; neighboring property uses; local market conditions, including vacancy rates; area demographics, including trade area population and average household income; and neighborhood growth patterns and economic conditions. The Company does not currently have plans to incur any significant costs to renovate, improve or develop the Property, and the Company believes that the Property is adequately insured.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
The information pertaining to the Company’s borrowings under the Amended Credit Facility set forth under Item 2.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits
(a) Financial Statements of Businesses Acquired.
Since it is impracticable to provide the required financial statements for the Property described above at the time of this filing, and no financial statements (audited or unaudited) are available at this time, the Company hereby confirms that the required financial statements will be filed on or before January 20, 2015, which date is within the period allowed to file such an amendment.
(b) Pro Forma Financial Information.
See paragraph (a) above.
(c) Shell Company Transactions
None.
(d) Exhibits
None.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 10, 2014	COLE OFFICE & INDUSTRIAL REIT (CCIT II), INC.
	By:	/s/ Gavin B. Brandon
	Name:	Gavin B. Brandon
	Title:	Chief Financial Officer and Treasurer
Principal Financial Officer and Principal Accounting Officer

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